SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 1, 2009

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

1-3525	New York	13-4922640
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

614-716-1000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                Other Events

On April 1, 2009, American Electric Power Company, Inc. (the “Company”) entered into an Underwriting Agreement with Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc., Barclays Capital Inc., Citigroup Global Markets Inc., and Morgan Stanley & Co. Incorporated, as representatives of the underwriters named therein, relating to the offering and sale by the Company of 60,000,000 shares of common stock at $24.50 per share.  An additional 9,000,000 million shares of common stock were sold as a result of the exercise of the over-allotment option.

Item 9.01.                                Financial Statements and Exhibits

(d)           Exhibits

1(a)
Underwriting Agreement, dated April 1, 2009, between the Company, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc., Barclays Capital Inc., Citigroup Global Markets Inc., and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named in Exhibit 1 thereto, in connection with the sale of the common stock.

5(a)                      Opinion of Thomas G. Berkemeyer regarding the legality of the shares of common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.

By:	/s/ Thomas G. Berkemeyer
Name:	Thomas G. Berkemeyer
Title	Assistant Secretary

April 7, 2009

EXHIBIT INDEX

Exhibit Number	Description

1(a)
Underwriting Agreement, dated April 1, 2009, between the Company, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc., Barclays Capital Inc., Citigroup Global Markets Inc., and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named in Exhibit 1 thereto, in connection with the sale of the common stock.

5(a)                  Opinion of Thomas G. Berkemeyer regarding the legality of the shares of common stock.